Exhibit 10.7

FORBEARANCE AGREEMENT

THIS FORBEARANCE AGREEMENT (this “Agreement”) is made as of this 6th day of November, 2007, by and between CMR Mortgage Fund II, LLC, a California limited liability company and licensed California finance lender (“Borrower”) and CMR Income Fund, LLC, a Nevada limited liability company (“Lender”).

RECITALS

This Agreement is based upon the following recitals:

A.            On or about May 26, 2006, Borrower made, executed and delivered to Lender that certain Promissory Note in the original principal amount of Twenty-Five Million Dollars ($25,000,000.00), as amended by that certain First Amendment to Promissory Note, dated May 31, 2007 (together, the “Promissory Note”).

B.            The Promissory Note is secured by, among other things, that certain Pledge and Security Agreement dated as of May 26, 2006 by and between Borrower, Lender and Wells Fargo Foothill, Inc., a California corporation (“Wells Fargo”)(the “Pledge Agreement”) and that certain Promissory Note (Commercial) dated as of May 25, 2006, in the original principal amount of Forty Eight Million Dollars ($48,000,000), executed by Eagle Meadows of Wheatland 187, LLC, Eagle Meadows of Wheatland 130, LLC and Eagle Meadows of Wheatland 115, LLC payable to the order of Borrower (the “EMW Note”). The Promissory Note, the Pledge Agreement, the EMW Note and all other documents evidencing or securing Borrower’s obligations under the Promissory Note are hereinafter collectively referred to as the “Loan Documents”.

C.            The entire unpaid principal balance of the loan secured by the Promissory Note became due and payable on August 31, 2007, and has not been paid (the “Payment Default”). The principal, accrued interest, late fees, advances, attorneys’ fees and costs, and all fees, costs, and interest which continue to accrue during the term of this Agreement are hereinafter in the aggregate referred to as the “Indebtedness”.

D.            Borrower hereby acknowledges that the Payment Default exists under the Loan Documents. Borrower has requested that Lender forbear temporarily from exercising certain of Lender’s rights and remedies under the Pledge Agreement and the other Loan Documents.

E.             Although Lender is under no obligation to do so, Lender is willing to forbear from exercising its rights and remedies against Borrower for the period set forth below on the terms and conditions set forth in this Agreement, if and only if, Borrower complies with the terms and conditions set forth in this Agreement, in a timely and punctual manner.

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable considerations, the receipt and adequacy of which are hereby mutually acknowledged, the parties hereto do hereby agree as follows:

1.             Lender’s Forbearance. Lender agrees that Lender will forbear from demanding payment in full of the Indebtedness and forbear from exercising its rights and remedies under

Article 6 of the Pledge Agreement or any rights or remedies provided under the other Loan Documents, as a result of the Payment Default pending the outcome of Borrower’s discussions with Wells Fargo regarding the repayment of the Additional Advance (as defined in the Pledge Agreement).

2.             No Waiver. Lender expressly reserves any and all rights and remedies available to it under this Agreement, the Loan Documents, or otherwise available to Lender at law or in equity, in the event of a Default under this Agreement. No failure to exercise, or delay by Lender in exercising, any right, power or privilege hereunder shall preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement and the Loan Documents are cumulative and not exclusive of each other or of any right or remedy provided by law or in equity. Except as otherwise expressly provided in the Loan Documents, no notice to or demand upon Borrower in any instance shall, in itself, entitle Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of Lender to any other or further action in any circumstance without notice or demand. Borrower acknowledges and agrees that Lender has not agreed to forbear from exercising its rights and remedies pursuant to the Loan Documents, except as expressly and specifically set forth in this Agreement.

[signatures on following pages]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto in manner and form sufficient to bind them, as of the day and year first above written.

BORROWER:

CMR MORTGAGE FUND II, LLC,
a California limited liability company,

By:		California Mortgage and Realty, Inc.,
a Delaware corporation
Its:		Manager

	By:	/s/ James Gala
James Gala, Chief Executive Officer

LENDER:

CMR INCOME FUND, LLC,
a Nevada limited liability company

By:		/s/ Henry Park
Name:		Henry Park
Its:		Manager